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                                                              Exhibit 23.2

                       Consent of Ernst & Young LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 23, 1998 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-57671) and related Prospectus of Breed Technologies, Inc. for the registration of $330,000,000 million aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2008.

                                             /s/ Ernst & Young LLP
Tampa, Florida
March 4, 1999